Exhibit 99.1


Contact:                                                       NEWS RELEASE
David A. Buzen
Chief Financial Officer
Catherine C. Bailey
Director of Communications
212-974-0100



                             CAPITAL RE CORPORATION
             SELLS JOINT VENTURE INTEREST IN ACE CAPITAL RE LIMITED
                                 TO ACE LIMITED


NEW YORK, NY, December 9, 1999--Capital Re Corporation (NYSE: KRE) today announced the it has agreed to sell its 13.4% ownership interest in ACE Capital Re Limited to ACE Limited for $15.95 million. ACE Capital Re Limited is a financial risk insurance company joint venture established in March 1998 by Capital Re Corporation and ACE Limited. After the completion of the sale, ACE Limited will own 100% of ACE Capital Re Limited.

Capital Re is a specialty reinsurance group providing innovative solutions to problems of financial risk and management. Capital Re's two principal divisions, financial guaranty and financial risks, are engaged in the business of municipal and non-municipal financial guaranty reinsurance, mortgage guaranty reinsurance, title reinsurance, trade credit reinsurance and financial solutions.

     The statements contained in this release and statements that the Company may make orally in connection with this release that are not historical facts are forward looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by the Company with the Securities and Exchange Commission.



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